AMENDMENT TO PROMISSORY NOTE
This Amendment to Promissory Note (this “Amendment”) is entered into effective as of August 1, 2023, (the “Amendment Date”), by and between Streeterville Capital, LLC, a Utah limited liability company (“Lender”), and Phunware, Inc., a Delaware corporation (“Borrower”). Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Note (as defined below).
A.Borrower previously issued to Lender that certain Promissory Note dated July 6, 2022 in the principal amount of $12,808,672.00 (as amended and supplemented prior to the date hereof, the “Note”).

B.Lender and Borrower have agreed to amend and supplement the Note as provided herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.
2.Definitions. The following defined terms will be added to Attachment 1 of the Note:
(a)“1934 Act” means the Securities Exchange Act of 1934, as amended.
(b)“Conversion Date” means, for any conversion, the date on which the Conversion Notice for a Conversion Amount is delivered by Lender to Borrower.
(c)“Conversion Notice” means a notice of conversion of an amount of the Outstanding Balance substantially in the form of Exhibit A attached hereto or such other form agreed upon between Lender and Borrower.
(d)“Conversion Price” means, with respect to any conversion hereunder, 90% of the Nasdaq Minimum Price calculated on Conversion Date for such conversion.
(e)“Conversion Shares” means, with respect to any conversion and related Conversion Notice, the number of shares of Common Stock issuable in exchange for the Conversion Amount specified in such Conversion Notice, determined by dividing the Conversion Amount for such conversion by the Conversion Price for such conversion.
(f)“Minimum Outstanding Balance Reduction Amount” means (a) $800,000.00 per calendar month and (b) for May 2024, the remaining Outstanding Balance on the Note and any accrued and unpaid interest thereon.
(g)“Monthly Conversion Amount” means, on any date during any given calendar month, the total amount of the Outstanding Balance converted into Common Stock pursuant to all conversions during such calendar month for which the applicable Conversion Shares have been delivered to Lender. Conversion Shares delivered in a month different than the month the Conversion Notice was delivered will be counted toward the month the Conversion Notice was delivered.

(h)“Monthly Deficit Amount” means, on any date during any given calendar month, the amount that the Minimum Outstanding Balance Reduction Amount exceeds the Monthly Conversion Amount on such date for such month.
(i)“Monthly Surplus Amount” means, on any date during any given calendar month, the amount that the Monthly Conversion Amount on such date for such month exceeds the Minimum Outstanding Balance Reduction Amount on such date for such month.
(j)“Nasdaq Minimum Price” means, for any conversion hereunder, the lower of: (i) the closing trade price of the Common Stock on the Trading Day immediately preceding the Conversion Date for such conversion; or (ii) the average closing trade price of the Common Stock for the five (5) Trading Days immediately preceding the Conversion Date for such conversion.
(k)“Trading Day” means any day on which Borrower’s principal market is open for trading.
3.Interest. The Outstanding Balance of the Note will accrue interest at the rate of eight percent (8%) per annum from August 1, 2023 until the Note is paid in full. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months and shall be payable as part of the Minimum Outstanding Balance Reduction Amount.
4.Maturity Date. The Maturity Date of the Note is hereby extended to June 1, 2024 (the “Extension”).
5.Payments. Section 1.2 and Section 3 of the Note are hereby deleted in their entireties.
6.Limited Conversion Rights.
(a)Beginning on the date both parties execute and deliver this Amendment and ending on the date the Note is paid in full, Lender will have the right to convert all or any portion of the Outstanding Balance (any such amount of Outstanding Balance to be converted or so converted, the “Conversion Amount”) into shares of Common Stock at the applicable Conversion Price by delivering a Conversion Notice for such conversion to Borrower in accordance with Section 6(b) below (the “Conversion Right”).
(b)Lender may, to effectuate any conversion hereunder, deliver an executed Conversion Notice for such conversion to Borrower via facsimile or electronic mail on or prior to 5:00 p.m., Central time on any Trading Day.
(c)Borrower agrees to deliver the Conversion Shares for any conversion hereunder to Lender’s brokerage account within three (3) Trading Days after the date of its receipt of the Conversion Notice for such conversion (the “Delivery Date”). Failure to timely deliver Conversion Shares for any conversion will be a Major Trigger Event under the Note. On up to two (2) separate occasions, Borrower will have two (2) additional Trading Days to deliver Conversion Shares without such failure to deliver by the Delivery Date becoming a Trigger Event.
(d)Notwithstanding any term or provision of this Amendment, the Note or any other Transaction Document:

(i)If prior to the first Trading Day of any given calendar month the Minimum Outstanding Balance Reduction Amount for such month is paid in full by one or more payments in cash to Lender via wire transfer of immediately available funds, then Lender’s Conversion Rights will not be available for such month;
(ii)If on any date during any given calendar month Borrower desires for Lender to no longer be able to exercise its Conversion Rights during the remaining portion of such month, Borrower will provide written notice of such determination to Lender and, from and after the date which is three (3) Trading Days following the date of delivery of such written notice to Lender (any such date, the “Conversion Rights Discontinuance Date”), Lender shall not exercise Conversion Rights from and after the Conversion Rights Discontinuance Date through and including the last Trading Day of such month, provided that on or prior to the Conversion Rights Discontinuance Date for such month, Borrower shall have made a payment in cash to Lender via wire transfer of immediately available funds to pay and be applied to reduce the Outstanding Balance in an amount equal to the greater of (A) $400,000 or (B) the portion of the Minimum Outstanding Balance Reduction Amount for such month which has not yet been paid or satisfied by payments in cash, conversions, or combinations thereof;
(iii)Any conversion or series of conversions on any Trading Day which involve(s) one or more Conversion Amount(s) which exceed(s), individually or in the aggregate, $750,000 for such Trading Day shall be subject to and conditioned upon the prior written consent of Borrower;
(iv)Any Conversion Notice delivered to Borrower will be effective only on the date delivered to Borrower (not prior to such date or after such date);
(v)Lender shall have no voting rights as the holder of the Note under the Note, this Amendment or any other Transaction Document, except as required by applicable law; and
(vi)If Lender delivers a Conversion Notice to Borrower on any day during any calendar month and (A) the aggregate amount previously converted under the Note during such month together with the Conversion Amount reflected in such Conversion Notice is greater than $1,700,000; and (B) the Conversion Price applicable to such Conversion Notice is less than fifty (50%) of the highest intra-day trading price of the Common Stock (as reported by Bloomberg, L.P.) on the Conversion Date relating to such Conversion Notice, then Borrower may accept or reject such Conversion Notice in its sole discretion by 1:00 p.m. Central time on the next Trading Day.
(e)Borrower covenants and agrees that Borrower will, within ten (10) Trading Days following the date of execution by the parties of this Amendment, complete and provide to Lender a transfer agent instructions letter executed by Borrower, Lender and Borrower's transfer agent relating to the conversion transactions contemplated by this Amendment, which letter will be in form reasonably acceptable to Borrower and Lender.

7.Monthly Balance Reductions.
(a)Beginning August 31, 2023 and thereafter on the last Trading Day of each subsequent calendar month until the Note is paid in full, Borrower agrees to reduce the Outstanding Balance of the Note in an aggregate amount equal to the Minimum Outstanding Balance Reduction Amount through payments in cash, deliveries of Conversion Shares or any combination thereof.
(b)If the Monthly Conversion Amount for any given calendar month is less than the Minimum Outstanding Balance Reduction Amount as of the last Trading Day of such month and any portion of the Minimum Outstanding Balance Reduction Amount for such month remains outstanding, then Borrower will pay the Monthly Deficit Amount for such month in cash to Lender via wire transfer of immediately available funds within one (1) Trading Day of such last Trading Day.
(c)If the Monthly Conversion Amount in any given calendar month exceeds the Minimum Outstanding Balance Reduction Amount as of the last Trading Day of such month, the Monthly Surplus Amount will be credited toward meeting the Minimum Outstanding Balance Reduction Amount in the immediately succeeding month or months, as applicable.
(d)Without limiting the foregoing, Borrower may at any time and from time to time make payments in cash to pay accrued and unpaid interest on the Note and/or to reduce the Outstanding Balance of the Note during any calendar month, and any such payment will be immediately applied to pay and reduce the Outstanding Balance of the Note; and any portion of any such payment so made which results in a Monthly Surplus Amount will be credited toward meeting the Minimum Outstanding Balance Reduction Amount in the immediately succeeding month or months, as applicable. Provided, however, Borrower may not pay any Conversion Amount in cash for which a Conversion Notice has been delivered to Borrower and the applicable Conversion Shares have not yet been delivered.
8.Ownership Limitation. Notwithstanding anything to the contrary contained in the Note or any other Transaction Document, Lender shall not deliver a Conversion Notice, and Borrower shall not without the prior written consent of Lender effect any conversion under the Note, to the extent that after giving effect to such conversion would cause Lender (together with its affiliates) to then beneficially own a number of shares of Common Stock exceeding 4.99% of the number of shares of Common Stock issued and outstanding on such date (including for such purpose the Common Stock issuable upon such issuance) (the “Maximum Percentage”). For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the 1934 Act. Notwithstanding the forgoing, the term “4.99%” above shall be replaced with “9.99%” at such time as the market capitalization of Borrower is less than $25,000,000.00. Notwithstanding any other provision contained herein, if the term “4.99%” is replaced with “9.99%” pursuant to the preceding sentence, such increase to “9.99%” shall remain at 9.99% until increased, decreased or waived by Lender as set forth below. By delivery of written notice to Borrower, Lender may increase, decrease or waive the Maximum Percentage as to itself but any such increase, decrease or waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.
9.Issuance Cap. Notwithstanding anything to the contrary contained in the Note or any other Transaction Document, Borrower and Lender agree that the total cumulative number of shares of Common Stock issued to Lender through conversions under the Note will not exceed the requirements of Nasdaq Listing Rule 5635(d) applicable to Borrower (the “Issuance Cap”), except that such limitation will not apply following Approval (defined below). If the number of shares of Common Stock issued to Lender through conversions under the Note is within thirty percent (30%) of the Issuance Cap (the “Threshold”), Borrower, within thirty (30) days of reaching the Threshold, will use commercially reasonable efforts to obtain any requisite stockholder approval of the issuance of additional Conversion Shares under the Note, if necessary, in accordance with the requirements of Nasdaq Listing Rule 5635(d) (the “Approval”). If Borrower is unable to obtain such Approval, any remaining Outstanding Balance of the Note must be repaid in cash in accordance with the Minimum Outstanding Balance Reduction Amount requirements under the Note, as amended and supplemented by this Amendment. Failure to obtain the Approval shall not be a Trigger Event under the Note.
10.Reservation of Shares. On the date hereof, Borrower will reserve 27,000,000 shares of Common Stock from its authorized and unissued Common Stock to provide for all potential issuances of Common Stock pursuant to Conversion Notices deliverable upon conversions under the Note, as amended and supplemented by this Amendment (the “Share Reserve”), and beginning on the date Borrower obtains the Approval and from time to time thereafter until the Note is paid in full Borrower covenants and agrees to add additional shares of Common Stock to the Share Reserve in increments of 1,000,000 shares as and when requested by Lender if the number of shares of Common Stock then held in the Share Reserve is less than three (3) times the number of shares of Common Stock which Lender would be entitled to receive upon full conversion of the then Outstanding Balance of the Note. Borrower shall further require its transfer agent (the “Transfer Agent”) to hold the shares of Common Stock reserved pursuant to the Share Reserve exclusively for the benefit of Lender and to issue such shares to Lender promptly upon Lender’s delivery of a Conversion Notice to Borrower. Borrower shall require the Transfer Agent to issue shares of Common Stock pursuant to any conversion of the Note to Lender out of Borrower’s authorized and unissued shares of Common Stock, and not the Share Reserve, to the extent shares of Common Stock have been authorized, but not issued, and are not included in the Share Reserve. The Transfer Agent shall only issue shares of Common Stock out of the Share Reserve to the extent there are no other authorized shares available for issuance and then only with Lender’s written consent.
11.Sales Limitation. Lender agrees that so long as no Event of Default has occurred, Lender will limit its sales of Conversion Shares received pursuant to the exercise of Conversion Rights in any given week to fifteen percent (15%) of the weekly trading volume of the Common Stock on Borrower’s principal trading market for such week, unless Borrower otherwise provides prior written consent to Lender for additional sales. Borrower’s sole and exclusive remedy in the event of a breach by Lender of the foregoing sales limitation shall be to reduce the Outstanding Balance by an amount equal to the number of shares of Common Stock sold by Lender in excess of the sales limitation multiplied by the volume weighted average price (as reported by Bloomberg, L.P.) of the Common Stock for the applicable week.
12.No Shorting. During the period beginning on the Amendment Date and ending on the date the Note has been repaid in full or sold by Lender to a third party that is not an affiliate of Lender, neither Lender nor any of its subsidiaries, directors, officers, employees or other affiliates will directly or indirectly engage in any Short Sales (as defined below) of the Common Stock; provided; however, that unless and until Borrower has affirmatively demonstrated by the use of specific evidence that Lender or any such other persons or entities affiliated with Lender has engaged or is engaging in Short Sales, Borrower shall remain fully obligated to fulfill all of its obligations under and as provided in the Transaction Documents; and provided, further, that (i) Borrower shall under no circumstances be entitled to request or demand that Lender either (A) provide trading or other records of Lender or of any party or (B) affirmatively demonstrate that Lender or any other party has not engaged in any such Short Sales in breach of these provisions as a condition to Borrower’s fulfillment of its obligations under any of the Transaction Documents, (ii) Borrower shall not assert Lender’s or any other party’s failure to demonstrate such absence of such Short Sales or provide any trading or other records of Lender or any other party as all or part of a defense to any breach of Borrower’s payment obligations under any of the Transaction Documents, and (iii) Borrower shall have no setoff right against the Outstanding Balance with respect to any such Short Sales. As used herein, “Short Sale” has the meaning provided in Rule 200 promulgated under Regulation SHO under the 1934 Act, and all short positions directly or indirectly effected through any stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), stock borrows, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return swap or other basis), or sales or other short transactions through non-U.S. broker-dealers or foreign regulated brokers.
13.Extension Fee. In consideration of Lender’s grant of the Extension, attorneys’ fees and costs incurred in preparing, negotiating and finalizing this Amendment and the related instruments and documents and other accommodations set forth herein, Borrower agrees to pay to Lender an extension fee equal to ten percent (10%) of the Outstanding Balance (the “Extension Fee”). The Extension Fee is hereby added to the Outstanding Balance as of August 1, 2023. Lender and Borrower further agree that the Extension Fee is deemed to be fully earned as August 1, 2023, is nonrefundable under any circumstance, and that the Extension Fee tacks back to the date of the Note for Rule 144 purposes. Borrower represents and warrants that as of August 1, 2023 the Outstanding Balance of the Note, following the application of the Extension Fee, was $7,075,346.33.
14.Representations and Warranties. In order to induce Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender as follows:
(a)Borrower has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all necessary corporate action on the part of Borrower. No consent, approval, filing or registration with or notice to any governmental authority by Borrower is required as a condition to the execution and delivery by Borrower of this Amendment or the performance of any of the obligations of Borrower hereunder, other than any filings as may be required by Borrower’s principal trading market or the SEC.
(b)No Event of Default has occurred and is continuing on the date hereof.
15.Waivers. Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the date of execution of this Amendment in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Amendment by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.
16.Certain Acknowledgments. Except as expressly set forth in this Amendment:
(a)Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Borrower in connection with this Amendment.

(b)Borrower acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the Note or any other Transaction Document.
17.Other Terms Unchanged. The Note, as amended and supplemented by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Note after the date of this Amendment is deemed to be a reference to the Note, as amended and supplemented by this Amendment. If there is a conflict between the terms of this Amendment and the Note, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under the Note, as in effect prior to the date hereof. This Amendment shall be subject to the governing law, venue, and Arbitration Provisions set forth in the Note.
18.No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Amendment, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.
19.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.
20.Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.
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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.
LENDER:

STREETERVILLE CAPITAL, LLC

By:
                         John M. Fife, President

BORROWER:

PHUNWARE, INC.

By:
                         Troy Reisner, Chief Financial Officer

[Signature Page to Amendment to Promissory Note]

EXHIBIT A
Streeterville Capital, LLC
303 East Wacker Drive, Suite 1040
Chicago, Illinois 60601

Phunware, Inc.                                Date: ________
Attention:    Troy Reisner
Chief Financial Officer
1002 West Avenue
Austin, Texas 78701
Email:        __________
Facsimile:    __________
CONVERSION NOTICE
Streeterville Capital, LLC, a Utah limited liability company (the “Lender”) hereby gives notice to Phunware, Inc., a Delaware corporation (the “Borrower”), pursuant to that certain Promissory Note made by Borrower in favor of Lender on July 6, 2022, as amended and supplemented by the Amendment to Promissory Note dated as of August 1, 2023 (collectively, the “Note”), that Lender hereby irrevocably elects to convert the portion of the Outstanding Balance (as defined in the Note) of the Note specified below as the Conversion Amount into fully paid and non-assessable shares of Common Stock of Borrower as of the Conversion Date specified below and based on the Conversion Price set forth below, determined in accordance with the Note. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern. Capitalized terms used in this Conversion Notice without definition shall have the meanings given to them in the Note.
A.    Conversion Date:     [Date of delivery of this Conversion Notice to Borrower]
B.    Conversion Notice #:    ____________
C.    Conversion Amount:    ____________
D.    Conversion Price:    ____________
E.    Conversion Shares:    ____________ (C divided by D)
F.    Remaining Outstanding Balance of Note: ____________

Please issue and transfer the Conversion Shares to Lender electronically (via DWAC) to the following account of Lender:

Broker:                        Address:
DTC#:
Account #:
Account Name:

LENDER:

STREETERVILLE CAPITAL, LLC

By:
John M. Fife, President